UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2010

PIKE ELECTRIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-32582	20-3112047
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Pike Way Mount Airy, NC	27030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 789-2171

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Pike Electric Corporation (“Pike”) held its Annual Meeting of Stockholders on December 1, 2010. At the meeting, stockholders elected all eight (8) of the nominees for director. In addition, stockholders ratified the appointment of Ernst & Young LLP as Pike’s independent registered accounting firm for fiscal year 2011. Set forth below are the final voting results for each of the proposals.

1.	Election of Directors:

			Broker
Nominee	Votes For	Votes Withheld	Non-Votes
J. Eric Pike	28,762,689	363,232	1,924,099
Charles E. Bayless	28,662,619	463,302	1,924,099
Adam P. Godfrey	28,838,805	287,116	1,924,099
James R. Helvey, III	28,661,119	464,802	1,924,099
Robert D. Lindsay	28,844,155	281,766	1,924,099
Peter Pace	28,660,919	465,002	1,924,099
Daniel J. Sullivan	28,663,119	462,802	1,924,099
Louis F. Terhar	28,368,956	756,965	1,924,099

2.	Proposal to ratify the appointment of Ernst & Young LLP as independent public accountant for fiscal 2011:

			Broker
Votes For	Votes Withheld	Abstain	Non-Votes
30,993,098	51,661	5,261	0

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIKE ELECTRIC CORPORATION

Date: December 1, 2010

By: /s/ James R. Fox
Name: James R. Fox
Title: General Counsel, Vice President
of Risk Management and Corporate Secretary